NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

CHANGE OF REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

THE SAINT JAMES COMPANY

the original of which was filed in this office on the 16th day of December, 1987.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 9th day of March, 2009.

Elaine F. Marshall

Secretary of State

CERTIFICATE OF REDUCTION OF STATED CAPITAL
OF
RADIATION DISPOSAL SYSTEMS, INC.

DOCUMENT #419006 DATE 12/16/87 TIME11:47
FILED
THAD EURE
SECRETARY OF STATE
NORTH CAROLINA

The undersigned corporation hereby executes this Certificate of Reduction of Capital for the purpose of reducing its stated capital without charter amendment:

1. The name of the corporation is Radiation Disposal Systems, Inc.

2. The purpose of this certificate is to consummate a reduction of stated capital of the corporation. Such reduction is being effected in the following manner:

> In June and August, 1987 all of the Company's outstanding 650,000 shares of Preferred Stock, $.50 par value, were converted into the Company's Common Stock, $.001 par value, on a share for share basis.

3. The number of issued shares and the amount of stated capital represented thereby, before and after the reduction, are as follows:

Classes and Series	Before Reduction		After Reduction	
	No. Shs.	Stated Capital	No. Shs.	Stated Capital
Common Stock, $.001 par value	9,009,495	$9,009.50	9,659,495	$9,659.50
Preferred Stock, $.50 par value	650,000	$325,000	-0-	$ -0-

4. The total amount by which the stated capital of the corporation is being reduced by virtue of this certificate is $324,350.

5. No action by the shareholders is necessary to effect the foregoing reduction of stated capital.

IN WITNESS WHEREOF, this certificate is signed by the President and Assistant Secretary of the corporation, this 11 day of December, 1987.

RADIATION DISPOSAL SYSTEMS, INC.

By: Manuel E. Kane
Manuel E. Kane, President

ATTEST:

Betty McCullen
Betty McCullen, Asst. Secretary

STATE OF NORTH CAROLINA

COUNTY OF GASTON

I, Norma M. Morrison, a Notary Public, do hereby certify that on this 11th day of December, 1987, personally appeared before me Manuel E. Kane and Betty McCullen, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements contained therein are true.

WITNESS my hand and notarial seal, this 11th day of December, 1987.

Norma M. Morrison
Notary Public

My Commission Expires:

12/9/91